UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                -----------------

                                    Form 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of Earliest Event Reported): March 4, 2004


                             3D SYSTEMS CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)


           Delaware                    0-22250                 95-4431352
(State or Other Jurisdiction         (Commission             (IRS Employer
      of Incorporation)              File Number)          Identification No.)


                                26081 Avenue Hall
                           Valencia, California 91355
                    (Address of Principal Executive Offices)


                                 (661) 295-5600
                         (Registrant's Telephone Number)



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ITEM 5. OTHER EVENTS AND REQUIRED FD DISCLOSURE.

     As previously disclosed in the Current Report on Form 8-K of 3D Systems Corporation, filed on January 21, 2004, on January 12, 2004, the Company entered into another waiver to the reimbursement agreement pursuant to which Wells Fargo Bank, N.A. waived compliance with the fixed charge coverage ratio and minimum tangible net worth covenant contained in the reimbursement agreement, as amended, through April 30, 2004, provided that the Company remains in compliance with all other provisions of the reimbursement agreement and that the Company provide evidence of a proposal from another bank by March 31, 2004 to replace the letter of credit issued by Wells Fargo. Such waiver provided that, should a replacement letter of credit not be obtained on or before April 30, 2004, the Company will agree to retire $1.2 million of the bonds utilizing the restricted cash held by Wells Fargo.

     As of December 31, 2003, the Company was in compliance with the fixed-charge coverage ratio and the minimum tangible net worth covenant under this reimbursement agreement. On March 4, 2004, the Company and Wells Fargo entered into a further amendment to the reimbursement agreement which states that the Company is no longer in default of the financial covenants referred to above and that therefore Wells Fargo will no longer require the Company to replace the Wells Fargo letter of credit or to retire $1.2 million of the industrial development bonds. Such amendment also amended certain of the criteria used to measure compliance with such financial covenants. It also added a provision that provides that the Company acknowledges that, upon the occurrence of any future event of default under the reimbursement agreement, Wells Fargo will not consider waiving such event of default unless and until the Company complies with all requirements imposed by Wells Fargo, which shall include but not be limited to the immediate retirement of $1.2 million of the industrial development bonds. The amendment provides that funds for such repayment shall come first from the funds of the Company then held by Wells Fargo, if any, and the balance from additional funds to be provided to the trustee of such bonds by the Company promptly upon notice from Wells Fargo to the Company. In addition, any event of default would result in an increase to the letter of credit fee from 1% of the stated amount of the letter of credit to 1.50% of the stated amount of the letter of credit prorated from the occurrence of such event of default until the next August 1, when the fee is due, and continuing for the life of the letter of credit. The Company is required to demonstrate its compliance with these financial covenants as of the end of each calendar quarter. Reference is made to the Seventh Amendment to Reimbursement Agreement dated March 4, 2004, between the Company and Wells Fargo Bank, N.A., which is incorporated herein by reference. A copy of the amendment is attached to this Form 8-K as Exhibit 10.1.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

     (a)  Financial Statements. None.

     (b)  Pro Forma Financial Information. None.

     (c)  Exhibits.

     10.1 Seventh Amendment to Reimbursement Agreement dated March 4, 2004, between 3D Systems Corporation and Wells Fargo Bank, N.A.


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     99.1 Press Release, dated March 10, 2004.

ITEM 12. RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

     Reference is made to the press release of the Company issued on March 10, 2004, regarding earnings for the year ended December 31, 2003, which is incorporated herein by reference. A copy of the press release is attached to this Form 8-K as Exhibit 99.1.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


March 10, 2004                      3D SYSTEMS CORPORATION



                                    /s/  Robert M. Grace, Jr.
                                    ------------------------------------
                                    By:  Robert M. Grace, Jr.
                                    Its: Vice President, General Counsel and
                                         Corporate Secretary


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                                  EXHIBIT INDEX

EXHIBITS

10.1 Seventh Amendment to Reimbursement Agreement dated March 4, 2004, between 3D Systems Corporation and Wells Fargo Bank, N.A.

99.1 Press Release, dated March 10, 2004.